Exhibit 99.1

VONTIER ANNOUNCES COMPLETION OF DRB SYSTEMS ACQUISITION

RALEIGH, NC, September 13, 2021– Vontier Corporation (“Vontier”) (NYSE: VNT) announced today that it completed its previously announced acquisition of DRB Systems, LLC (“DRB”), a leading provider of point of sale, workflow software, and control solutions to the car wash industry, effective September 13, 2021. DRB will function as a standalone operating company within the Mobility Technologies platform.

As previously announced, Vontier expects DRB to generate approximately $170 million of revenue in 2021 with mid-20% operating margins and is expected to have a high-single digit long-term growth rate. Vontier expects the transaction to be immediately cash accretive and to contribute approximately $0.04 to $0.05 adjusted net earnings per share in 2021.

Mark Morelli, President and Chief Executive Officer of Vontier, stated: “We are excited to announce the closing of the DRB acquisition and welcome the DRB team to Vontier. This is an important initial step towards diversifying the Vontier portfolio, enhancing our profitable growth profile, and accelerating our retail solutions strategy.”

ABOUT VONTIER

Vontier is a global industrial technology company focused on transportation and mobility solutions. The company’s portfolio of trusted brands includes market-leading expertise in mobility technologies, retail and commercial fueling, fleet management, telematics, vehicle diagnostics and repair, and smart cities end-markets. Vontier’s innovative products, services, and software advance efficiency, safety, security, and environmental compliance worldwide.

Guided by the proven Vontier Business System and an unwavering commitment to continuous improvement and customer success, Vontier keeps traffic flowing through more than 90,000 intersections, serves more than 260,000 customer fueling sites, monitors more than 480,000 commercial vehicles, and equips over 600,000 auto technicians worldwide. Vontier’s history of innovation, margin profile, and cash flow characteristics are expected to support continued investment across a spectrum of compelling organic and capital deployment growth opportunities. Vontier is mobilizing the future to create a better world.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including statements regarding future product solutions, future financial and operational impact or results of the acquisition, the anticipated financial performance for Vontier, the anticipated prospects of DRB or the industry, future growth opportunities, synergy opportunities, and any other statements regarding events or developments that Vontier expects or anticipates will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements.

These risks and uncertainties include, among other things, the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Lisa Curran

Vice President, Investor Relations

Vontier Corporation

5438 Wade Park Boulevard, Suite 600

Raleigh, NC, 27607

Telephone: (984) 275-6000